     As filed with the Securities and Exchange Commission on June 8, 2000
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           CREATIVE COMPUTERS, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                       95-451870
 (State of Other Jurisdiction                           (I.R.S. Employer
of Incorporation of Organization)                      Identification No.)

                            2555 West 190th Street
                          Torrance, California 90504
                   (Address of Principal Executive Offices)

                           1994 Stock Incentive Plan
                             (Full Title of Plan)
                 _____________________________________________

                                 Frank Khulusi
                            Chairman of the Board,
                              President and Chief
                               Executive Officer
                           Creative Computers, Inc.
                            2555 West 190th Street
                          Torrance, California 90504
                    (Name and Address of Agent for Service)

                                (310) 354-5600
         (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:
                            Robert M. Mattson, Jr.
                               Craig S. Mordock
                            Morrison & Foerster LLP
                           19900 MacArthur Boulevard
                           Irvine, California 92612
                                (949) 251-7500
                 _____________________________________________
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                        Proposed
                            Amount                 Maximum              Maximum               Amount of
Title of Securities          to be                Offering Price     Aggregate offering      Registration
 to be Registered          Registered(1)           Per Share(2)         Price(2)                Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share        1,000,000 shares          $4.4375              $4,437,500              $1,172
==========================================================================================================


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on June 2, 2000.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities under the 1994 Stock Incentive Plan of Creative Computers, Inc. (the "Registrant"), which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration Nos. 333-848 and 333-76851) relating to the 1994 Stock Incentive Plan of the Registrant, and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which includes audited financial statements for the Registrant's latest fiscal year.

     (b)  The Registrant's Report on Form 10-Q for the period ended March 31,
2000.

     (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(a) above.

     (d) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated March 31, 1996 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

     5.1   Opinion of Morrison & Foerster LLP

    10.1 1994 Stock Incentive Plan, as amended (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement dated April 24, 2000, on file with the Commission).

    23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

    23.2   Consent of PricewaterhouseCoopers LLP

    24.1   Power of Attorney (See signature page)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Creative Computers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on May 31, 2000.

                                      CREATIVE COMPUTERS, INC.


                                      By:  /s/ Frank F. Khulusi
                                           -------------------------------
                                           Frank F. Khulusi
                                           Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Frank F. Khulusi and Ted Sanders, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                     Title                       Date
          ---------                     -----                       ----


/s/ Frank Khulusi              Chairman of the Board and         May 31, 2000
---------------------------    Chief Executive Officer
Frank Khulusi                  (Principal Executive Officer)


/s/ Sam Khulusi                Director                          May 22, 2000
---------------------------
Sam Khulusi

  /s/ Ted Sanders
___________________________    Chief Financial Officer           May 31, 2000
Ted Sanders                    (Principal Financial and
                               Accounting Officer)


  /s/ Thomas Maloof
___________________________    Director                          May 31, 2000
Thomas Maloof


  /s/ Ronald Reck
___________________________    Director                          May 31, 2000
Ronald Reck

                                 EXHIBIT INDEX


Exhibit
Number                   Description
------                   -----------

   5.1         Opinion of Morrison & Foerster LLP

  10.1 1994 Stock Incentive Plan, as amended (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement dated April 24, 2000, on file with the Commission).

  23.1         Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

  23.2         Consent of PricewaterhouseCoopers LLP

  24.1         Power of Attorney (See signature page)